Exhibit 10.50
INTROGEN THERAPEUTICS INC.
2000 STOCK OPTION PLAN
STOCK PURCHASE AGREEMENT
     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Purchase Agreement.
     WHEREAS the Purchaser named below, (the “Purchaser”) is a Service Provider, and the Purchaser’s continued participation is considered by the Company to be important for the Company’s continued growth; and
     WHEREAS in order to give the Purchaser an opportunity to acquire an equity interest in the Company, the Administrator has granted to the Purchaser the right to purchase shares of Common Stock subject to the terms and conditions of the Plan, which is incorporated herein by reference, and pursuant to this Stock Purchase Agreement (the “Agreement”).
     NOW THEREFORE, the parties agree as follows:
     1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase 88,261 shares of the Company’s Common Stock (the “Shares”), at a per Share purchase price of $0.001.
     2. Payment of Purchase Price. The purchase price for the Shares has been paid by the Purchaser via services previously rendered to the Company.
     3. Tax Consequences; Payment of Withholding Taxes. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. On behalf of the Purchaser, the Company will pay to the appropriate taxing authorities, in cash, withholding taxes in an amount equal to 36.45% of the product resulting from multiplying (a) the number of shares sold set forth in Section 1 times (b) the closing quoted market price of Introgen common stock on the date of this Agreement. This 36.45% rate is the sum of (a) a 35% federal income tax rate and (b) a 1.45% Medicare tax rate. In consideration for the Company making this withholding tax payment on behalf of the Purchaser, the Company will reduce the number of shares issued to the Purchaser to 56,090 shares, which is equal to the number of shares set forth in Section 1 less a number of shares equal to the quotient of (a) the withholding taxes computed as set forth above divided by (b) the closing quoted market price of Introgen common stock on the date of this Agreement.
     4. General Provisions.
          (a) This Agreement shall be governed by the internal substantive laws, but not the choice of law rules of Texas. This Agreement, subject to the terms and conditions of the Plan, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

          (b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.
          (c) The Company may assign this Agreement to any one or more persons or entities without the Purchaser’s consent and this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.
          (d) Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.
          (e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
          (f) PURCHASER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
     By the Purchaser’s signature below, the Purchaser represents that he is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. The Purchaser further agrees to notify the Company upon any change in the residence on the signature page hereto.

DATED:	10/26/2005

PURCHASER:	INTROGEN THERAPEUTICS INC.

/s/ David G. Nance	/s/ James W. Albrecht, Jr.

Signature	By

David G. Nance	Chief Financial Officer

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